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                                                                   EXHIBIT 10.44

                                AMENDMENT TO THE

                        PHOENIX INTERNATIONAL LTD., INC.

                 1995 STOCK OPTION PLAN, DATED OCTOBER 21, 1995


         WHEREAS, the Board of Directors of Phoenix International Ltd., Inc., a Florida corporation (the "Company"), adopted the Phoenix International Ltd., Inc. 1995 Stock Option Plan (the "October Plan") on October 21, 1995, and recommended that it be approved by the shareholders; and

         WHEREAS, the shareholders adopted the October Plan pursuant to written consents dated on or before December 31, 1995; and

         WHEREAS, the purpose of the October Plan is to advance the interests of the Company, its subsidiaries and its shareholders by affording certain employees of the Company and its subsidiaries and other key persons an opportunity to acquire or increase their proprietary interests in the Company; and

         WHEREAS, on May 24, 1996, the Board of Directors approved the following amendments to the October Plan and recommended that such amendments be approved by the shareholders;

         NOW, THEREFORE, the October Plan is hereby amended as follows:

         1. Defined Terms. Initially capitalized terms used in this Amendment, which are not otherwise defined by this Amendment, are used with the same meaning ascribed to such terms in the October Plan.

         2.      Amendment.

                 a. The first paragraph of Section 4.1 of the October Plan is amended to read as follows:

                          4.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 250,000. Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options or Restricted Stock, and the amount of Stock subject to the Plan may be increased from time to time in accordance with Article VIII, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more that 250,000 (other than pursuant to antidilution


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                 adjustments) without shareholder approval.  Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), or any forfeited portion of an Award, may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award hereunder.

                 b. Section 11 of the October Plan is amended to add the definition of "Initial Public Offering" set forth below:

                          "Initial Public Offering" shall mean the closing of
                 an underwritten initial public offering of the Common Stock registered under the Securities Act of 1933.

                 c. Section 11.28 of the October Plan is amended to read as follows:

                          11.28 "Stock" shall mean the Common Stock, par value $0.01 per share, of the Company, as adjusted pursuant to
                 Section 4.2 hereof.

                 d. Section 11.29 of the October Plan is amended to read as follows:

                          11.29 "Stock Option Agreement" shall mean an agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, a sample form of which is attached hereto as Exhibit A (which form may be varied by the Committee in granting an Option).

         3. Effectiveness. This Amendment shall not become effective unless and until such provisions are approved by at least a majority vote of the holders of the outstanding capital stock of the Company present, or represented, and entitled to vote on such matter at a meeting of shareholders duly called and convened within one year following the date hereof.

         4. Approval. Except as hereinabove amended and modified, the October Plan is approved, ratified and affirmed without further modification or amendment.


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         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of May 24, 1996, in accordance with the authority provided by the Board of Directors.


                                             PHOENIX INTERNATIONAL LTD., INC.




                                             By  /s/
                                                ------------------------------
                                                 Name: Bahram Yusefzadeh
                                                 Title: Chief Executive Officer